                              CRUSADE MANAGEMENT
                          MORTGAGE RESOURCES LIMITED
                             (A.C.N. 072 715 916)

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GENERAL MEETING OF MORTGAGE RESOURCES LIMITED (A.C.N. 072 715 916) HELD IN THE
BOARD ROOM, LEVEL 4, ST. GEORGE HOUSE, 4 - 16 MONTGOMERY STREET, KOGARAH, ON TUESDAY, 29TH APRIL 1997, AT 2:00 P.M.

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MINUTE BY REPRESENTATIVE APPOINTED IN TERMS OF SECTION 249(3) OF THE
CORPORATIONS LAW.

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The following special resolution required to be passed at a General Meeting has been passed.

1.    CHANGE OF COMPANY NAME:

      RESOLVED that the name of the Company be changed to:

                        "Crusade Management Limited".


Signed:

/s/
    -------------------
Representative

Dated: 29th April 1997

                        ADVANCE BANK AUSTRALIA LIMITED
                             (A.C.N. 002 953 335)

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GENERAL MEETING HELD IN THE MEETING ROOM, LEVEL 8, 182 GEORGE STREET, SYDNEY ON
WEDNESDAY, 22ND MAY 1996, AT 5:00 P.M.

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MINUTES BY REPRESENTATIVE APPOINTED IN TERMS OF SECTION 249(3) OF THE
CORPORATIONS LAW.

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The following resolutions required to be passed at a General Meeting have been passed.

ITEM 1 - APPOINTMENT OF ADDITIONAL DIRECTORS:

Resolved that:

(a) the Company appoint, in accordance with Regulation 12.3 of the Articles of Association of Mortgage Resources Limited, Messrs. Richard William Turner, of 59 Park Avenue, Roseville, NSW 2069 and Graham Gordon Hart Parkhurst, of 7 Tamar Place, Wahroonga, NSW 2076 as Directors of Mortgage Resources Limited:

(b) the forms of "Consent to Act as a Director" from Messrs. Richard William Turner and Graham Gordon Hart Parkhurst, be received and noted; and

(c) the Secretary be directed to notify the Directors of Mortgage Resources Limited forthwith as to the terms of this Minute.

ITEM 2 - AMENDMENT OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION:

(a) Regulation 12.3 of the Memorandum and Articles of Association be and is hereby amended to read as follows:

        Appointment of Director

        12.3 Where and for so long as Advance Bank Australia Limited (A.C.N. 002 953 335) ("Advance Bank") is or is entitled to be registered holder of one or more ordinary shares in the capital of the Company, it shall have the following powers: -

               (1) By notice in writing, to appoint upon such terms and conditions not being inconsistent with these Regulations as it shall think fit any person (not being a person prohibited by the Law from holding office as a Director) to be a Director or Managing Director of the Company; and

(Cont'd) ITEM 2 - AMENDMENT OF THE MEMORANDUM AND ARTICLES OF ASSOCIATION:

               (2) By notice in writing, to remove any Director or Managing Director from office.

               The powers conferred by this Regulation shall be exercisable at any time and from time to time notwithstanding any other provision of these Regulations and may be exercised by Advance Bank's Board of Directors or by any agent, attorney or representative of Advance Bank duly authorised in that behalf and it shall be the duty of the Company and every Managing Director, Director and officer thereof to give immediate effect to any such exercise.

        (b) Regulation 12.4 of the Memorandum and Articles of Association be and is hereby deleted.

        (c) the Secretary be directed to notify the Directors of Mortgage Resources Limited forthwith as to the terms of these Minutes."

Signed:

------------------------------


------------------------------
Representative


Dated: Twenty second day of May 1996.

                          -------------------------
                          Dated   5 February   1996


               Corporations Law of Australian Capital Territory

                                  MEMORANDUM
                                     and
                           ARTICLES OF ASSOCIATION
                                      of
                          MORTGAGE RESOURCES LIMITED

                         A Company Limited by Shares


                           Mallesons Stephen Jaques
                                  Solicitors
                            Governor Phillip Tower
                                 1 Farrer Pl
                               Sydney NSW 2000
                            Telphone (02) 250 3000
                              Fax (02) 250 3133
                                DX 113 Sydney
                                  Ref CH:AS

               Corporations Law of Australian Capital Territory

                          MEMORANDUM OF ASSOCIATION

                                      of

                          MORTGAGE RESOURCES LIMITED

                         A Company Limited by Shares


1.     The name of the company is Mortgage Resources Limited.

2. The capital of the company is $1 million divided into 1,000,000 shares of $1.00 each.

3.     The liability of the members of the company is limited.

WE the subscribers whose names, addresses and occupations are set out below wish to form a company under this memorandum of association and we respectively agree to take the number of shares in the capital of the company set out opposite our respective names.


Names, addresses and          Number and class of     Signatures
occupations of subscribers    shares taken by each
                              subscriber (in words)
SHOWERING, Adrienne           One ordinary share      /s/ Adrienne Showering
14 Martin Road
Centennial Park NSW 2021
Solicitor

MAZZOCHI, Richard John        One ordinary share      /s/ Richard John Mazzochi
Patrick
61 Glover Street
Mosman NSW  2088
Solicitor

KELL, John Russell            One ordinary share      /s/ John Russell Kell
Unit 202
66 McLachlan Avenue
Rushcutters Bay NSW 2011
Solicitor

HEWIT, Colin Irvine           One ordinary share      /s/ Colin Irvine Hewit
12 Rowe Street
Roseville Chase NSW 2069
Company Secretary


                                    - 2 -

LIDDEN, Louise Elizabeth      One ordinary share     /s/ Louise Elizabeth Lidden
52A James Henty Drive
Dural NSW 2158
Paralegal


DATED  5 February 1996

WITNESS to the above signatures:

name:      Grace But
address:   1 Farrer Place
           Sydney NSW 2000

signature: /s/ Grace But